MEME Coins Inc. Finalizes DOG Token Acquisition from Tipestry Inc.

Provided by GlobeNewswire  Jul 9, 2025, 2:20:00 AM

Mesquite, NV, July 09, 2025 (GLOBE NEWSWIRE) — Mesquite, NV – July 9, 2025 — Dogecoin Cash Inc. (OTCQB: DOGP) today confirmed that its wholly owned subsidiary, MEME Coins Inc., has completed the closing of the previously disclosed acquisition of 2 billion Dogecoin Cash (DOG) tokens from Tipestry Inc. As announced on June 25, 2025, the transaction involved the issuance of 250,000 shares of MEME Class A Preferred Stock in exchange for the tokens.

A spokesperson for Dogecoin Cash stated, “This transaction expands the Company’s digital asset holdings and is consistent with MEME Coins Inc.’s objective to develop a blockchain-aligned infrastructure and token reserve. The DOG tokens are intended to support potential blockchain-related initiatives under strategic evaluation by the Company.”

On-Chain Verification of DOG Token Transfer
The full 2 billion DOG token transfer is verifiable on the Binance Smart Chain via BscScan:
https://bscscan.com/token/0x9596a56c73CA6f50CBd05cB8D85865F75659dC78?a=0xc0766d4650dc6caf39c32629b1f6d198adb336aa

Following the closing, DOGP’s aggregate DOG holdings total 4,020,000,000 tokens, combining its position held directly and through MEME Coins Inc.

The original transaction details can be found here:
Nasdaq Press Release – June 25, 2025

For more information about Dogecoin Cash, Inc. and MEME COINS Inc. visit https://www.dogecoincashinc.com

About MEME COINS INC.

MEME COINS INC. is DOGP’s meme-forward operations arm, blending Web3 development, asset accumulation, and digital culture into scalable crypto strategies.

About Dogecoin Cash, Inc. (DOGP)

Dogecoin Cash, Inc. (OTCQB: DOGP) is a publicly traded company that owns and operates PrestoDoctor, a trusted leader in medical cannabis telemedicine. DOGP holds the first patented cannabis strain, Ecuadorian Sativa aka “CTA”, and a patented cannabis lozenge for treatment of hypertension. DOGP engages in cannabis product development and licensing, as well as blockchain innovation. The company is actively engaged in leveraging emerging digital assets, decentralized finance (DeFi) solutions, and blockchain technology to enhance its offerings and create new market opportunities.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These statements are based on current expectations and involve risks and uncertainties. Actual results may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as may be disclosed in the Company's filings. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release, and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. Such forward-looking statements are risks that are detailed on the Company's website and filings. This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those projected. For a detailed discussion of these risks and uncertainties, please refer to Dogecoin Cash, Inc.'s filings with the SEC.

Contact Information:  info@dogecoincashinc.com